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                                                                   Exhibit 10.05


          AMENDED AND RESTATED PROGRAM AGREEMENT

     This Amended and Restated Program Agreement (the "Agreement") is entered into as of March 10, 1999, by and among RoomSystems, Inc. ("RSi"), a Nevada corporation; RoomSystems Corporation, dba RoomSystems Finance ("RSF" and together with RSi and all affiliates of RSi and RSF, the "RSi Parties"), a Nevada corporation; Steve L. Sunyich, individually ("Sunyich"); and AMRESCO Leasing Corporation ("ALC"), a Nevada corporation.

                         RECITALS:

     1. The parties hereto are parties to that certain Program Agreement (the "Original Agreement") dated as of March 9, 1998, as amended by an Amendment dated as of August 14, 1998.

     2. This Agreement is intended to embody the terms and provisions of the agreement among the parties hereto for the formation and operation of the Program (as defined below) and this Agreement amends and restates the Original Agreement in its entirety. The delegation of responsibilities for, and the allocation of the profits, losses, expenses, deductions and credits pertaining to, and the distribution of cash and property from, the Program are provided for herein. All references to RSi in this Agreement shall include all affiliated entities unless the context makes clear that a particular affiliated entity is intended (e.g., RSi SPE as the owner of Equipment and lessor under Business Leases).

     3. Each party acknowledges that he or it has received adequate consideration for entering into this Agreement and performing his or its obligations hereunder, and that he or it will be benefited by the terms set forth herein.

AGREEMENT:

     Based on the recitals set forth above and the promises contained herein, the parties agree as follows:

I.  Overview

The Program will engage in the: (1) purchase by a wholly-owned, bankruptcy remote subsidiary of RSi separately created for the Program ("RSi SPE") from RSi of (a) certain fully-automated refreshment centers that do not include attached room safes (each such refreshment center a "Standard Unit Refreshment Center") and all related network computer systems and other related equipment (such systems and equipment the "Standard Unit Equipment") and (b) certain fully-automated refreshment centers that include attached room safes (each such combined refreshment center/safe a "Safe Unit


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Refreshment Center") and all related network computer systems and other related equipment (such systems and equipment the "Safe Unit Equipment"); (2) receipt by RSi SPE of a nonrevocable license for a term which will end no earlier than the end of the term of the last Business Lease (as defined below) originated under this Agreement ("License") to use all intellectual property of RSi or RSi SPE (or any of their affiliates) necessary to install and operate the Equipment (as defined below) (such intellectual property the "Equipment Intellectual Property"); (3) origination by RSi SPE of all leases (or revenue sharing agreements) of the Equipment and Refreshment Centers to hotels and timeshares located in the United States which provide for a sharing of revenues between RSi and such hotels and timeshares (each lease or revenue sharing agreement, a "Business Lease"), (4) short-term loan of funds by ALC to RSi SPE (as to each loan, a "Lease Financing Loan"), secured by the following collateral: Business Lease related to each Lease Financing Loan; all amounts held by the Custodian (as defined in Paragraph III.A.6. below) pursuant to the lockbox arrangement described in Paragraph III.A.6. herein; and the stock of RSi (such financing, the "Business Lease Financing" and such collateral, the "Pledged Assets") and
(5) disposition of pools of Business Leases or Lease Financing Loans through securitization or any other forms of transfer of such assets from ALC's balance sheet (hereinafter collectively referred to as "Securitization"), in such format and manner as determined by ALC in its sole discretion, but subject to the terms and conditions of this Agreement ("Sole Discretion"). Each Standard Unit Refreshment Center and each Safe Unit Refreshment Center shall be defined herein as a "Refreshment Center" and all Standard Unit Equipment and all Safe Unit Equipment shall be defined collectively as the "Equipment." RSi SPE will retain ownership of the Equipment. RSi and RSi SPE will provide certain marketing, lease origination, closing and servicing services, as more fully explained herein.

Prior to each Securitization, ALC will fund each Business Lease Financing by making Lease Financing Loans to RSi SPE with respect to each Transaction (as defined in Paragraph III.A.3. below), subject to the terms and provisions of this Agreement, including the specific requirements set forth on the attached Exhibit A or as modified in writing by ALC and RSi (the "Guidelines") and a Master Business Lease Financing Agreement between ALC and RSi SPE (the "Financing Agreement"). For each Transaction approved by ALC through a Transaction Approval (as defined in Paragraph III.A.3. below), (i) RSi SPE will purchase the related Equipment from RSi before execution of the Business Lease, obtain a License to use the Equipment Intellectual Property, and enter into the Business Lease and (ii) the amount of the Lease Financing Loan will be equal to the Loan Amount for the Business Lease (as defined in Paragraph III.A.4. below). ALC will effect each Securitization with Business Leases or Lease Financing Loans, the timing, format and substance of such to be determined by ALC in its sole discretion. If ALC determines, in its reasonable discretion, that a Transaction does not satisfy the requirements of the Program as set forth more specifically in this Agreement and the Financing Agreement, RSi SPE, upon obtaining written notice that ALC will not provide Transaction Approval (as defined below), will cause RSi SPE to effect a sale of the related Equipment and Business Lease to RSF prior to the related Securitization.

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II.  Conditions Precedent

     ALC shall not be obligated to provide any Lease Financing Loans under this Agreement unless, prior to May 31, 1999, RSi has completed all of the following conditions precedent (each a "Condition"):

     1. RSi receives a capital contribution subsequent to the date of this Agreement of at least $8 million of additional equity (or subordinated debt which is acceptable to ALC in its Sole Discretion); and,

     2. RSi becomes a wholly-owned subsidiary of RSF and owns all the operating assets (including Licenses for all Equipment Intellectual Property) necessary or related to its business as carried on at the time of the execution of this Agreement.

Upon satisfaction of each of the Conditions, the parties will proceed to complete such documents and other agreements (including, but not limited to, the Financing Agreement, Licenses for all Equipment Intellectual Property, and Servicing Agreement) as ALC, in its reasonable discretion consistent with the terms and conditions of this Agreement (including the Guidelines) ("Reasonable Discretion"), determines are necessary to carry out the terms and conditions of this Agreement and which will allow for Securitization.

III.  Operation of the Program:

     A.  ACTIVITIES AND RESPONSIBLE PARTIES:

     1.  Marketing Activity:

         RSi SPE will use its best efforts to enter into a Business Lease with those businesses which desire to purchase or lease Refreshment Centers or Equipment.

            2.    Lease Origination:

         RSi SPE will be responsible for negotiating each Business Lease, which Lease must be acceptable to ALC in ALC's Reasonable Discretion and approved in writing by ALC as part of the Transaction Approval (as defined below). RSi SPE shall arrange, subject to the terms and conditions of the Guidelines and the Financing Agreement, for the time, place and method of closing the Business Lease; provided that prior to the closing of such Business Lease, RSi shall have transferred the related Equipment to RSi SPE, and RSi or RSF, as applicable, shall have transferred or granted to RSi SPE a License to use the Equipment Intellectual Property.


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         ALC and RSi agree that: (a) for each proposed Lease Financing Loan, the related Business Lease pledged as collateral for such loan and the lessee to such lease shall be underwritten by ALC subject to the related Transaction Approval, the terms and conditions of this Agreement including the Guidelines and the Financing Agreement; (b) the standard form of the Business Lease which RSi proposes to use must be acceptable to ALC in ALC's Reasonable Discretion; and (c) any proposed changes to such standard form with respect to a specific Transaction related to a Lease Financing Loan must be acceptable to ALC in ALC's Reasonable Discretion and approved in writing by ALC.

     3.  Transaction Approval:

         At the end of the Seasoning Period (as defined below) for each Business Lease (being herein referred to as a "Transaction"), or sooner for all Lease Financing Loans subject to ALC's Advance Funding Transaction Approval Obligation (as defined below), RSi SPE will present to ALC for its review a Transaction Submission Package relating to the Business Lease which will include the information required in the Guidelines and the Financing Agreement. Within seven (7) business days after the submission of a Transaction Submission Package, ALC will determine, in its Reasonable Discretion, whether the Transaction satisfies the requirements for a Lease Financing Loan. Approval of issuance of a Lease Financing Loan shall be memorialized in writing by ALC, in a form set forth in the Financing Agreement, and executed by RSi SPE ("Transaction Approval"). For purposes of this Agreement, the "Seasoning Period" shall be that period beginning on [***].

     4.  Lease Financing Loans:

         ALC shall be required to fund a Lease Financing Loan or an Advance Funded Lease Financing Loan to RSi SPE with respect to a Transaction only upon satisfaction of all terms and conditions required under this Agreement (including, but not limited to the Conditions and the Guidelines), the Financing Agreement, and the Transaction Approval, as determined by ALC in its Reasonable Discretion. Each Lease Financing Loan and Advance Funded Lease Financing shall be subject to the terms and conditions of the Financing Agreement.

         The amount of each Lease Financing Loan shall equal the sum of the Refreshment Center Loan Amount for all Refreshment Centers included in

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    separately with the Commission.

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         the applicable Business Lease securing the Lease Financing Loan (the
         "Loan Amount"). The "Refreshment Center Loan Amount" for each (A) Standard Unit Refreshment Center shall be equal to [***].

         At each closing of a Lease Financing Loan, RSi and RSi SPE shall provide standard representations and warranties (which shall not include the representation set forth in Paragraph V.K.13. below) regarding RSi and RSi SPE, the Transaction Submission Package, and the related Business Lease to ALC, as set forth in the Financing Agreement and other representations and warranties as ALC may reasonably request. At the time of the Securitization, if required by ALC, RSi shall provide the same and/or reasonable additional representations and warranties which are identical to the representations and warranties ALC delivers in connection with the Securitization.

     5.  Advance Funding Obligation:

         Notwithstanding Section III.A.3. above (which provides that ALC need not make a decision regarding Transaction Approval until after the Seasoning Period for a Business Lease has expired), RSi SPE can request advance funding for certain Lease Financing Loans prior to the expiration of the Seasoning Period for the related Business Leases, and ALC shall make its decision regarding Transaction Approval (such obligation the "Advance Funding Transaction Approval Obligation") for such Lease Financing Loans within seven (7) business days after ALC's receipt of the related Transaction Submission Package, upon the satisfaction of all terms and conditions of this Agreement, including the following additional conditions: (a) RSi must have at least 10,000 installed Refreshment Centers which have completed the related Seasoning Period and which have been funded by ALC through Lease Financing Loans under the Program, (b) as of the date of the request for such advance funding, the Business Leases (including Business Leases then currently submitted for advance funding, but excluding all other Business Leases that have not completed the related Seasoning Period) related to all Lease Financing Loans funded or then currently submitted for


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          advance funding pursuant to [***]. Any Lease Financing Loan funded by ALC in connection with the Advance Funding Transaction Approval Obligation shall be defined herein as an "Advance Funded Lease Financing Loan."

     6.   Pre-Securitization Period:

          During the period of time between the funding of the Lease Financing Loan for any Transaction under the Program and the related Securitization of such Transaction (the "Pre-Securitization Period"), ALC shall retain the Lease Financing Loan in accordance with the terms and conditions of the Financing Agreement. A custodian designated by ALC (the "Custodian") shall hold the Pledged Assets (excluding the stock of RSI which ALC will hold) and collect directly from the lessee to each Business Lease all revenues to which RSi SPE is entitled from all of the Business Leases related to the Lease Financing Loans funded during the Pre-Securitization Period through a lockbox arrangement or as delivered to the Custodian by RSi SPE. On the 15th day of each month, the Custodian will disburse or reserve such collected funds (the "Collected Funds") in the following order and priority:

          a. RSi (or any substitute servicer if RSi is no longer the servicer pursuant to the terms of the Servicing Agreement [as defined below]) shall be entitled [***].


          b.   [***]


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               At the end of each calendar year, any amounts remaining
               in the Property Tax Reserve, after payment of all applicable property taxes for such year, will be released for and applied to payments required under subparagraphs (c), (d) and (e) below.

          c.   [***]

          d. A loss reserve account shall be established and held by the Custodian for payment of any of the amounts due under subparagraphs (a), (b) or (c) in the event that [***].

          e.   RSi SPE shall be entitled to [***].

         The Custodian will provide an accounting to ALC, RSi and RSi SPE with respect to each monthly remittance.


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    separately with the Commission.


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         In the event that, at any time during the Pre-Securitization Period, a
         Business Lease is in payment default for a period of 60 days or more, ALC shall have the right, but not the obligation, at any time thereafter while such lease is in default, to accelerate the payment of the then unamortized principal balance (plus any accrued but unpaid interest) on the Lease Financing Loan related to the defaulted Business Lease. RSi shall repay the Lease Financing Loan promptly in accordance with the terms and conditions of the Financing Agreement.

     7.  Equipment Servicing:

          a. For the term of each Business Lease related to the Lease Financing Loans, in consideration of the Servicing Fee, RSi shall service all of the Equipment and the Business Leases, in accordance with the terms and conditions of an agreement (the "Servicing Agreement") between ALC and RSi which shall include, among other things provisions for revenue optimization of the Equipment, and all necessary maintenance and other services, including billing and collection and software troubleshooting and upgrades and the provisions of subparagraphs 6.(b) and 6.(c) below. To secure RSi's obligations under the Servicing Agreement during and after the Pre-Securitization Period, RSi and RSF will pledge to ALC or its assigns (or cause its affiliates to pledge) the Equipment Intellectual Property and the stock of RSi.

          b. [***] In the event, for any reason, a Business Lease is in default for a period of 60 days, RSi shall promptly take all action necessary (including legal action) to gain possession of the related Equipment and promptly use its best efforts to re-lease or sell the Equipment. The proceeds of any sale of the Equipment, up to the amount necessary to fully fund the Loss Reserve up to the Reserve Cap for all Lease Financing Loans, shall be paid over to the Custodian to be held in the Loss Reserve. Any new Business Lease with respect to the Equipment shall be pledged as security for the applicable Lease Financing Loan and all revenue received for such new Business Lease shall be disbursed or reserved pursuant to Paragraph III.A.6. Similar requirements shall apply with respect to any Securitization.


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          c.   During the term of this Agreement and the Servicing Agreement,
               RSi will comply with all installation, maintenance and licensing agreements (or any similar agreements) related to any Equipment or any Business Leases.

     8.  Securitization Services:

          a. The Program will engage in the Securitization of Business Leases or Lease Financing Loans. Until cumulative funding of $25 million of Lease Financing Loans is attained, ALC, at its sole discretion, may choose to engage in a Securitization. When $25 million or more of funding of Lease Financing Loans is attained, ALC will use its best efforts to engage in a Securitization. The parties anticipate that either (i) RSi SPE will transfer or contribute the Business Leases to a trust which, in turn, will issue securities to investors ("Investors"), ALC and RSi or (ii) ALC will transfer or contribute the Lease Financing Loans to a trust which, in turn, will issue securities to Investors and ALC, but not RSi except to the extent specifically set forth herein. RSi and RSi SPE agree to cooperate with ALC in effecting the Securitization in such format as ALC reasonably determines will maximize the economic interests of ALC (and RSi if RSi is to receive any securities from such Securitization) resulting from such Securitization as anticipated in this Agreement and RSi and RSi SPE will execute all documents reasonably necessary to effectuate such Securitization. ALC will manage the Securitization process by providing such services as may be required as determined in ALC's sole and absolute discretion, including, but not limited to, the following:

               (i) assistance in the generation of a private placement memorandum or prospectus and prospectus supplement, if any;

               (ii)assistance in placement of securities with investors;

               (iii) settlement date accounting;

               (iv) proceeds distribution;

               (v) assistance in presenting Business Leases/Lease Financing Loans and proposed structure of the Securitization to rating agencies and monoline insurance providers and responding to


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                    rating agency/monoline insurance providers' inquiries; and

               (vi) all other aspects of the closing of the Securitization process.

          b. Any third party, including, but not limited to investment bankers and legal counsel, to be used in the Securitization process shall be selected by ALC.

          c. ALC intends to work with one or more third parties on Securitization file preparation for all Business Leases/Lease Financing Loans, to ensure consistent presentation of lease related information to rating agencies and investors. RSi agrees to cooperate with any and all reasonable information requests of ALC and its third parties relating to the sale of the Business Leases/Lease Financing Loans in connection with a Securitization.

          d. ALC agrees that, without RSi's written consent, ALC will not take any action in carrying out a Securitization which will result in RSi's receiving less than the Residual Profits set forth in Paragraph III.A.6.

      B. COSTS AND EXPENSE OF LEASE FINANCING LOANS:

         ALC and RSi shall each pay their own legal fees and related costs associated with each Lease Financing Loan.

     C.   DISTRIBUTION OF PROGRAM REVENUES AND SECURITIZATION PROFITS:

          1. Unless RSi and ALC shall agree otherwise, all net proceeds and profits from each Securitization of Lease Financing Loans contemplated by the Program shall be paid only to ALC, and RSi shall have no right to receive any amounts from any such Securitization of Lease Financing Loans except as set forth specifically herein. In the event of Securitization of Lease Financing Loans, the lockbox arrangement set forth in Paragraph III.A.6. shall continue until all Lease Financing Loans are repaid in full.

          2. Unless RSi and ALC shall agree otherwise, all gross revenues from Business Leases included in any Securitization of Business Leases (the "Securitized Leases") contemplated by the Program shall be


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               held by a Custodian pursuant to a lockbox arrangement and shall be distributed each month in the following order and priority:

               a.   [***]

               b.   [***]

               c.   [***]

               d.   [***]

               e.   [***]

          3. Unless RSi and ALC shall agree otherwise, in a Securitization of Business Leases (a) all cash proceeds from the sale of securities created by the Securitization less (i) all Securitization Costs required to be paid by the Program and/or reimbursed to RSi and ALC and (ii) an amount equal to the unpaid principal balance of the Lease Financing Loans (including any accrued but unpaid interest thereon) for the Securitized Leases, which shall be paid to ALC ("Securitization Profits") shall be distributed to ALC;
               (b) RSi SPE shall receive securities which represent its right to receive Residual Profits; and (c) ALC shall receive any other securities not sold in such Securitization. ALC shall compute in good faith Securitization Profits, which computations shall be dispositive, absent manifest error.

          4. ALC shall be entitled to reimbursement of all amounts payable as "Securitization Costs" (defined as out-of-pocket expenses ALC incurs in connection with services ALC shall be required to perform pursuant to the Program described in this Agreement, in the nature of but not limited to, printing costs, legal fees (other than those of RSi SPE, which RSi SPE shall pay from its own funds), rating agency fees, accounting fees, third party underwriting and brokerage fees and preparation of rating agency and investor books or packages, loan premiums, review counsel fees, and other similar direct out-of-pocket costs, to the extent ALC has advanced funds for the payment of such expenses). If


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               RSi should voluntarily advance funds for any of such
               Securitization Costs, RSi shall likewise be entitled to reimbursement therefore, provided that such funding be advanced by RSi only with the prior written consent of ALC.

          5. The amounts payable to ALC and RSi under subparagraph (4) above, shall be reimbursed to ALC or RSi, as applicable, out of Securitization Profits upon completion of each respective Securitization.

          6. Upon payment in full of all amounts owed to ALC and the Investors pursuant to Paragraph III.C.2.c. in the event of a Securitization of Business Leases or Paragraph III.A.6. in the event of a Securitization of Lease Financing Loans, all funds remaining (if any) in the applicable Loss Reserve shall be distributed to RSi SPE.


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     D.  TERM OF THIS AGREEMENT:

          1. The term of this Agreement shall continue from the effective date of this Agreement until seven years following the date on which the first Lease Financing Loan is funded, or until terminated (a) by ALC, in its sole discretion, upon a failure by RSi SPE to satisfy the production requirements of Paragraph III.F. below or
               (b) by either party, in its sole discretion, upon a breach by the other party of its obligations hereunder or under any other agreement executed pursuant hereto.

          2. Upon termination of this Agreement, (i) ALC shall have no further obligation to provide Business Lease Financing, (ii) ALC's exclusive right to provide Business Lease Financing under this Agreement shall terminate, and (iii) in the event that RSi is in breach of its obligations with respect to any Securitization as set forth in this Agreement, all Lease Financing Loans which have not been included in a Securitization shall become immediately payable in full.

     E.  NON-ASSIGNABILITY:

         RSi may not assign, sell, exchange, hypothecate or otherwise transfer its rights, duties, obligations, privileges, entitlements or other interest in this Agreement, the Residual Profits or any securities issued to RSi from a Securitization to any other party without the express written consent of ALC.

     F.  LEASE PRODUCTION/INTEREST RATE ADJUSTMENT:

         RSi SPE shall originate Business Leases which result in at least $25 million in Lease Financing Loans in the period ending thirty-six months from the date of this Agreement and at least $10 million in Lease Financing Loans in each twelve month period beginning 12 months after the date of this Agreement. Should RSi fail to meet this production requirement at any time during the term of this Agreement, the Interest Rate on all Lease Financing Loans held by ALC (i.e., not previously included in a Securitization) shall be [***].

     G.  KEY PERSONNEL:


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         Steven L. Sunyich will grant licenses to use any Equipment Intellectual
         Property owned by Mr. Sunyich and that relates to RSi, RSi SPE or the Equipment.

     H.  EXCLUSIVITY:

         During the term of this Agreement, (i) the RSi Parties hereby agree that, with respect to each Business Lease to a hotel or timeshare property located in the United States: (a) the RSi Parties shall request Business Lease Financing from ALC, and (b) ALC shall have the exclusive right to provide Business Lease Financing to the RSi Parties pursuant to the terms and conditions of this Agreement; and (ii) upon the satisfaction of each Condition, ALC agrees to provide Business Lease Financing for each Transaction which satisfies the requirements of this Agreement, the Guidelines and the Financing Agreement. In the event that the Conditions or Guidelines are not satisfied at any time during the term of this Agreement, ALC shall continue to have its exclusive right to provide Business Lease Financing pursuant to the terms and conditions of this Agreement, but shall not have the obligation to provide Business Lease Financing. In the event that ALC declines to exercise its right to provide Business Lease Financing for any Business Lease, the RSi Parties may sell or finance, as the case may be, such Business Lease to or with, as the case may be, a third party.

I.   RIGHT OF FIRST REFUSAL:

         During the term of this Agreement ALC shall have an exclusive right of first refusal ("Right of First Refusal") to provide financing, on a program basis, for all Refreshment Centers, Equipment or any other goods or equipment provided by any of the RSi Parties to all Customers in all industries (other than hotel or timeshare industries which are covered by the exclusivity provisions of Section III.H. above) pursuant to a lease (or revenue sharing agreement) that provides for the sharing of revenues between any of the RSi Parties and such Customer. If ALC does not exercise its Right of First Refusal on a program basis in a new industry within ninety (90) days from the date that ALC receives a written notice from RSi requesting ALC to consider a financing program in such industry, ALC shall not have a right of first refusal to provide financing to the RSi Parties for Refreshment Centers, Equipment or any other goods or equipment provided by any of the RSi Parties to Customers in such industry. If ALC exercises its Right of First Refusal, RSi and ALC shall document such financing program in a program agreement specific to such industry.


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J.   COVENANTS RELATING TO REFRESHMENT CENTERS AND BUSINESS LEASES:

         During the term of this Agreement, the RSi Parties shall market Refreshment Centers to Customers in the hotel industry through Business Leases. Notwithstanding the foregoing, the RSi parties shall be allowed to market Refreshment Centers to Customers through Equipment Purchase (as defined below) or Standard Lease (as defined below) transactions.

IV.  Traditional Equipment Financing:

     A. General Description of Traditional Equipment Financing:

     For the RSi Parties' customers or potential customers ("Customers") that desire to have Refreshment Centers or Equipment installed on their premises, but do not desire to enter into a Business Lease which provides for the sharing of revenue between RSi and a Customer, such Customers must either purchase the Equipment or Refreshment Centers from RSi (each such purchase an "Equipment Purchase") or lease such Equipment or Refreshment Centers from RSi or some other third party (any such lease which does not provide for a sharing of revenues between RSi and such Customer shall be referred to herein as a "Standard Lease"). Any financing requested or obtained by a Customer to facilitate an Equipment Purchase, or any Standard Lease requested or obtained by a Customer, shall be defined herein as "Traditional Equipment Financing."

     B. Exclusive Financing Source for Traditional Equipment Financing:

     As part of the consideration for ALC's obligations under this Agreement, the RSi Parties shall refer all Customers to ALC and shall recommend ALC as the exclusive source of Traditional Equipment Financing to each of their Customers (such recommendation obligation the "Recommendation Requirement"). The RSi Parties shall not recommend to any of their Customers any other company or person to provide Traditional Equipment Financing unless: (a) ALC fails to provide such Customer with a written approval for financing (the "Commitment Letter") within three (3) business days following ALC's receipt of the Full Submission Package (as hereinafter defined), or (b) the business installing the Equipment has less than three
     (3) months operating history and the Customer will not provide ALC with a guarantee of the Traditional Equipment Financing from a Guarantor (as hereinafter defined). The Recommendation Requirement extends to all of the RSi's Parties' Customers in the United States, including but not limited to Customers in the hotel, hospital and timeshare industries.

     Notwithstanding the foregoing paragraph, Customers shall be allowed to unilaterally and independently select parties other than ALC to provide

     Traditional Equipment Financing.

     The "Full Submission Package" shall include the following specified items for the Customer which is obtaining the Traditional Equipment Financing and for any other person or entity which intends to guarantee the Traditional Equipment Financing ("Guarantor"):

     1. Completed lease application of the Customer including complete explanation of terms of current debt (the "Consolidated Debt Schedule worksheet");

     2. Current personal financial statement (no more than three months old) for all equity holders that own more than 20% of the equity of the Customer or Guarantor ("Controlling Owners").

     3. Signed personal tax returns for all Controlling Owners for the previous two years only if the related Customer does not otherwise independently satisfy ALC's then current credit requirements;

     4. Balance sheet and income statement of the Customer and Guarantor for the previous two years (fiscal or calendar years whichever is applicable);

     5. Interim Income Statement of the Customer and Guarantor for the current and trailing year to date periods ;

     6. Signed tax returns of the Customer and Guarantor for the previous two years (fiscal or calendar years whichever is applicable);

     7. Twelve month pro-forma for any property location which is less than six months old including a feasibility study.

     RSi shall provide ALC with written notice that a Customer intends to utilize or is considering utilizing Traditional Equipment Financing within five (5) business days from the date RSi first becomes aware that such Customer intends to utilize or is considering utilizing Traditional Equipment Financing. RSi authorizes ALC to contact all Customers referenced in any of the foregoing notices and to inform such Customers that ALC is RSi's exclusive source of Traditional Equipment Financing.

     The Recommendation Requirement shall automatically terminate upon the earlier to occur of: (1) the date upon which Donnelly L. Prehn's full-time employment with ALC is terminated for any reason and (2) the date upon which this Agreement is terminated as set forth herein.

     In the event that ALC does not approve a Customer for Traditional Equipment Financing, upon the request of RSi, ALC shall provide a copy of its entire credit file (including any and all written underwriting analysis) to RSi, and ALC hereby authorizes RSi to use all information included in such credit file to attempt to locate other persons or entities to provide Traditional Equipment Financing to such Customer.

     C. Repurchase Obligation for Traditional Equipment Financing:

     In the event that any Customer elects Traditional Equipment Financing from ALC, and such Customer defaults on its lease or other agreement with ALC (such Customer a "Defaulted Customer"), and ALC obtains the legal right to recover and take possession of any Refreshment Centers subject to any such lease or other agreement, RSi shall:

     1. Within two weeks of ALC's request, initiate action to, and within eight (8) weeks of such initiation, shall remove such Refreshment Centers from the Customer's premises at RSi's own cost and expense (subject to reimbursement as set forth below) and shall hold such Refreshment Centers as a consignee of ALC; and

     2. Use its best efforts to either: (a) purchase each such (i) Standard Unit Refreshment Center from ALC for [***] (b) re-market and re-sell each such Refreshment Center at the fair market value for such equipment (such best efforts remarketing and re-sale obligation the "Remarketing Obligation"). If RSi resells such Refreshment Centers, RSi shall pay ALC all amounts received from such sale or sales, less all of RSi's reasonable expenses incurred in removing, remarketing and reinstalling such Refreshment Centers.

     In the event that RSi satisfies its Remarketing Obligation by placing the related Refreshment Centers at a Customer's premises pursuant to a Revenue Sharing Agreement: (a) RSi shall pay ALC all amounts received by RSi under such Revenue Sharing Agreement during the term of such agreement within three (3) days of receipt of such amounts, until ALC receives all amounts which it would have received from the Defaulted Customer under the Traditional Equipment Financing if such Defaulted Customer had paid all amounts required to be paid pursuant to the lease or other agreement, provided, however, that RSi shall be entitled to offset from any payments to ALC required by this paragraph, (i) RSi's reasonable expenses incurred in removing, remarketing and reinstalling such Refreshment Centers (until paid in full), (ii) an amount equal to the Property Tax Reserve for such Refreshment Centers, and (iii) the related Servicing Fee for such Refreshment Centers, and (b) such Revenue Sharing Agreement shall not be subject to ALC's exclusive right to provide Hotel Lease Financing set forth in Section III.H above.

     D. Interest Rate Volume Credit for Traditional Equipment Financing:


*** Reflects portions of this document that have been omitted and filed separately with the Commission.

     As consideration for the Recommendation Requirement, ALC shall credit twenty-five percent (25%) of the amount financed by ALC through Traditional Equipment Financing (calculated based upon the cost of the Equipment financed) against the cumulative volume amounts set forth in the interest rate schedule included in Exhibit B to the Program Agreement.

     E. RSi Commissions for Traditional Equipment Financing:

     For each Traditional Lease Financing transaction entered into between ALC and a Customer, ALC shall pay RSi a referral fee commission of fifty one-hundredths percent (.50%) of the principal amount financed by ALC.

V.  Additional Provisions

     A.  Further Assurances:

     The parties shall execute such further agreements and take such action as shall be necessary to facilitate and carry out the purposes and intent of this Agreement. No person or entity not a party hereto shall have any rights by reason of or be a third party beneficiary of this Agreement.

     B.  Choice of Law, Jurisdiction and Venue:

     This Agreement shall be construed in accordance with the laws of the State of Idaho, without regard to conflicts of law principles. The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in a court of record in the State of Idaho or in the courts of the United States of America located in such state, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     C.  No Joint Venture:

     This Agreement is not intended and shall not be construed as being a partnership or joint venture for any purposes whatsoever.

     D.  Effective Date of the Agreement:

     This Agreement shall be effective as of February 6, 1999.

     E.  Notices:

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

         (1)  if to RSi:

              RoomSystems, Inc.
              390 North 3050E.
              St. George, Utah  84790
              Attention:  Steven L. Sunyich

         (2)  if to ALC:

              AMRESCO Leasing Corporation
              412 E. Parkcenter Boulevard
              Suite 300
              Boise, Idaho  83706
              Attention:  William C. Cole

              with a copy to:

              Arter & Hadden LLP
              1801 K Street, NW
              Suite 400K
              Washington, DC  20006
              Attention:  Joe Gatti, Esq.

       or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

       F.     Parties Represented by Counsel:

       Each party acknowledges that it has had the opportunity to consult with legal counsel in the preparation and review of this Agreement. The parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

       G.     Indemnification:

       1. The RSi Parties agree to defend, indemnify, pay and hold harmless ALC and the officers, directors, counsel, agents and affiliates of ALC (collectively, the "Indemnitees") from and against any and all losses, liabilities, damages and claims, whether based on any federal, state or foreign laws, statutes, rules and regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to, arising out of or resulting from this Agreement, or the transactions contemplated hereby (collectively, the "Indemnified Liabilities"); provided, however, that none of the RSi Parties shall have any obligation to any Indemnitee hereunder with respect to Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the RSi Parties shall contribute the maximum that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitee or any of them.

       2. ALC agrees to defend, indemnify, pay and hold harmless the RSi Parties and the officers, directors, counsel, agents and affiliates of the RSi Parties (collectively, the "Indemnitees") from and against any and all losses, liabilities, damages and claims, whether based on any federal, state or foreign laws, statutes, rules and regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee, in any manner relating to, arising out of or resulting from ALC's disclosure of information, or representations, regarding the Equipment or Refreshment Centers to third parties (collectively, the "Indemnified Liabilities"); provided, however, that ALC shall have no obligation to any Indemnitee hereunder with respect to Indemnified Liabilities to the extent such

       Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, ALC shall contribute the maximum that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitee or any of them.

       H.     Waiver of Jury Trial and Consequential and Punitive Damages:

       THE PARTIES, INCLUDING ANY ASSIGNEES, HEREBY WAIVE (A) THEIR RIGHT TO TRIAL BY JURY OF DISPUTES, CLAIMS OR CONTROVERSIES BETWEEN THEMSELVES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS, INSTRUMENTS OR TRANSACTIONS RELATING TO THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE; AND (B) THEIR RIGHT TO ANY CONSEQUENTIAL OR PUNITIVE DAMAGES.

       I.     Confidentiality:

       The parties, without the prior written consent of the other party, will not disclose or use, and will direct their agents and representatives not to disclose or use any Confidential Information (as defined below) at any time or in any manner other than in connection with the parties' participation in the Program. For purposes of this Paragraph, "Confidential Information" means all information which has or will be disclosed by any party to this Agreement in connection with the Program and all terms contained in this Agreement, provided that Confidential Information shall not include information which is publicly available, was acquired by any party to this Agreement from third parties or is required to be disclosed by law. Notwithstanding the foregoing, (i) ALC shall be allowed to disclose Confidential Information to statistical rating agencies, monoline insurers, investment bankers and other parties involved in a Securitization or the providing of financing to ALC and
       (ii) RSi shall be allowed to disclose the general existence of the Program, ALC's agreement to provide Business Lease Financing and RSi's relationship with ALC, but RSi shall have no authorization, without ALC's express written consent, to disclose the structure or financial terms of the Program or any Business Lease Financing. Upon the written request of any party to this Agreement ("Requesting Party"), the party to whom such request is directed ("Recipient Party") will promptly return to the Requesting Party all originals and all copies of Confidential Information, and the Recipient Party will promptly destroy all written information prepared by such Recipient Party or any of its agents or representatives which contain or refer to Confidential Information.

       J.     Payment of Attorney's Fees:

       If it is determined in a judicial proceeding that a party to this Agreement has failed to perform under any provision of this Agreement, and if the other party shall employ attorneys or incur other expenses for the enforcement, performance or observance of the terms of this Agreement on the part of the nonperforming party, then such other party, shall be reimbursed by the nonperforming party, on demand, for reasonable attorneys' fees and other out-of-pocket expenses.

       K.     Warranties, Representations and Covenants of RSi and RSF:

       1. Each of RSi and RSF is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

       2. Each of RSi and RSF is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement.

       3. The execution and delivery of this Agreement by each of RSi and RSF in the manner contemplated herein and the performance and compliance with the terms hereof by it (i) shall not violate: (I) its articles of incorporation or bylaws, or (II) any laws that could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement applicable to RSi or RSF, and (ii) will not constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which RSi or RSF is a party or that may be applicable to it or any of its assets.

       4. The execution and delivery of this Agreement by each of RSi and RSF in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

       5. Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of each of RSi and RSF hereunder are the legal, valid and binding obligations of RSi and RSF, as the case may be, and are enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by applicable debtor relief laws.

       6. Each of RSi and RSF has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement, and has taken all requisite corporate action to make this Agreement valid, binding and enforceable upon RSi and RSF in accordance with its terms.

       7. The execution and delivery of this Agreement by each of RSi and RSF in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

       8. Each of RSi's and RSF's execution and delivery of this Agreement and all other related documents, their performance and compliance with the terms hereof and thereof will not constitute a violation of, any law, any order or decree of any court, or any order, regulation or demand of any federal, state or local governmental or regulatory authority.

       9. No action, suit or other proceeding or investigation is pending or, to the best of RSi's and RSF's knowledge, threatened before any court or any federal, state or local governmental or regulatory authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that would materially and adversely affect the ability of RSi or RSF to perform its obligations under this Agreement.

       10. No consent, approval, authorization or order of, registration or filing with or notice to, any court or any federal, state or local governmental or regulatory authority is required for the execution, delivery and performance by RSi or RSF of this Agreement (other than those that have been obtained or will be obtained prior to the effective date of this Agreement and other than any such actions, approvals, etc., under any state securities laws or "Blue Sky" statutes, as to which neither RSi nor RSF makes such representation or warranty).

       11. Neither RSi nor RSF is infringing upon, or otherwise violating the rights of any third party with respect to any patent, copyright, trademark, service mark, trade name or other mark, license, invention, or design, registered or unregistered (collectively, "Intellectual Property"). The use of any computer software programs, source codes, hardware schematics and working drawings, operating manuals, procedural documentation, performance data, customer lists, guidelines, applications, files, records, memoranda, reports, information (including sales, business, financial, accounting, forecasts, projections, media and other information) or other similar items (collectively, "General Intangibles") by RSi and RSF in connection with their respective businesses and operations or the transactions contemplated under this Agreement does not, and will not, violate or otherwise infringe the rights of any third party. RSi and RSF own and possess all Intellectual Property and General Intangibles necessary for the conduct of their businesses and operations, including, without limitation, the development, manufacture, sale, maintenance and operation of the Equipment and neither RSi nor RSF is aware of any claim to the contrary or challenge by any person to the rights of RSi and RSF with respect to such Intellectual Property and General Intangibles, except as otherwise disclosed in writing to ALC.

       12. RSi and RSF will pay all taxes, assessments and other governmental impositions related to their properties, businesses and operations other than property taxes on the Equipment.

       13. As of the date of this Agreement, the average revenue per day of all of RSi installed Refreshment Centers (excluding revenue generated from room safes) in [***].

       14. Without the written consent of ALC, RSi and RSF will not, nor will either of them permit any of their subsidiaries or affiliates to:
              (a) enter into any transaction of merger or consolidation or amalgamation, unless the person or entity resulting from such merger or consolidation (if not RSi or RSF) shall expressly assume, by supplemental agreement satisfactory in form to ALC and executed and delivered to ALC, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the RSi Parties, (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its assets, whether now owned or hereafter acquired (including without limitation) receivables, but excluding any inventory or other assets sold or disposed of in the ordinary course of business). RSi and RSF shall not be in breach of the covenant reflected in item (c) in the preceding sentence unless ALC provides RSi with notice of the violation of such covenant within ninety (90) days from the date that ALC receives financial statements from RSi that make such violation reasonably and clearly apparent.

       L.     Warranties and Representations of ALC:

       1. ALC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

       2. ALC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement.

       3. The execution and delivery of this Agreement by ALC in the manner contemplated herein and the performance and compliance with the terms hereof by it (i) shall not violate: (I) its articles of incorporation or bylaws, or (II) any laws that could have any material adverse effect whatsoever


*** Reflects portions of this document that have been omitted and filed separately with the Commission.

              upon the validity, performance or enforceability of any of the terms of this Agreement applicable to ALC, and (ii) will not constitute a material default (or an event that, with notice or lapse of time or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which ALC is a party or that may be applicable to it or any of its assets.

       4. The execution and delivery of this Agreement by ALC in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

       5. Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of ALC hereunder are the legal, valid and binding obligations of ALC, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by applicable debtor relief laws.

       6. ALC has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement, and has taken all requisite corporate action to make this Agreement valid, binding and enforceable upon ALC in accordance with its terms.

       7. The execution and delivery of this Agreement by ALC in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority, or if such consent or approval is required, it has been obtained.

       8. ALC's execution and delivery of this Agreement and all other related documents, its performance and compliance with the terms hereof and thereof will not constitute a violation of, any law, any order or decree of any court, or any order, regulation or demand of any federal, state or local governmental or regulatory authority.

       9. No action, suit or other proceeding or investigation is pending or, to the best of ALC's knowledge, threatened before any court or any federal, state or local governmental or regulatory authority
              (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that would materially and adversely affect the ability of ALC to perform its obligations under this Agreement.

       10. No consent, approval, authorization or order of, registration or filing with or notice to, any court or any federal, state or local governmental or regulatory authority is required for the execution, delivery and performance by ALC of this Agreement (other than those that have been obtained or will be obtained prior to the effective date of this Agreement and other than any such actions, approvals, etc., under any state securities laws or "Blue Sky" statutes, as to which ALC makes no such representation or warranty).

       M.     Counterparts

       This Agreement may be executed in counterparts, so that when all parties have signed this form of Agreement, such signatures taken together form one complete agreement.

VII. Liquidated Damages

If any of the RSi Parties breach any obligations under Sections III.H., III.I., III.J. or V.K.14. (any obligation in any such section, a "Liquidated Damage Obligation"), ALC shall be relieved of all of its obligations under this Agreement, the RSi Parties shall pay ALC Liquidated Damages (defined below), within sixty (60) days of RSi's receipt of notice of such breach if such breach is not cured within such sixty (60) day period, and the outstanding amounts of all Lease Financing Loans advanced by ALC under the Program shall be immediately due and payable (such amount the "Accelerated Amount"). For purposes of this Agreement, "Liquidated Damages" shall be equal to 50% of the present value of the Projected Annual Spread Income calculated as of the date the first breach of any Liquidated Damage Obligation occurs, utilizing a discount rate of 10% per annum, and a term which begins in the year in which such breach occurs (including such year), and which ends in the year 2005. The "Projected Annual Spread Income" shall be equal to the projected units for each year shown below multiplied by [***]:

                YEAR       PROJECTED UNITS
                ----       ---------------
                [***]

The Liquidated Damages shall be reduced by sixty-six and two-thirds percent (66 2/3%) from the amounts set forth above if both Donnelly Prehn and William Cole are not


*** Reflects portions of this document that have been omitted and filed separately with the Commission.

employed on a full-time basis by ALC (or AMRESCO Commercial Finance, Inc. or AMRESCO, INC.) on the date the related breach of a Liquidated Damage Obligation occurs, unless (1) both Derek Ellis and Steven L. Sunyich are not employed by RSi on such date (unless RSi replaces either Messrs. Ellis or Sunyich with a successor that holds a substantially similar position and that is acceptable to ALC in its reasonable and good faith judgment), and/or (2) ALC replaces either Donnelly Prehn or William Cole with a successor that holds a substantially similar position and that is acceptable to RSi in its reasonable and good faith judgment, in which event, the Liquidated Damages shall not be reduced from the amounts set forth above. The RSi Parties and ALC expressly acknowledge and agree that it would be extremely difficult to determine ALC's actual damages as a result of any breach of a Liquidated Damage Obligation, and that the Liquidated Damages are a fair and reasonable estimate of such actual damages in light of the magnitude of the actual or anticipated harm that will be caused to ALC by any such breach. The RSi Parties acknowledge and agree that their obligation to pay Liquidated Damages are joint and several.

VIII.    Pledge and Grant of Security Interest

As collateral security for the prompt and complete payment and performance when due of each Liquidated Damage Obligation, and of the RSi Parties' obligation to pay Liquidated Damages and the Accelerated Amount, the RSi Parties hereby pledge and grant to ALC, a continuing security interest in, and lien on, all of the RSi's Parties' right, title and interest in and to the following (collectively, the "Collateral"): all Pledged Assets, Residual Profits, Collected Funds, Refreshment Centers, Equipment, Intellectual Property, Equipment Intellectual Property, Licenses, Business Leases, accounts, goods, inventory, documents, chattel paper, deposit accounts, equipment, general intangibles, contracts, certificates of title, fixtures, credits, claims, demands, assets and other personal property of the RSi Parties, whether now owned, existing, hereafter acquired, held, used, or sold, and any other property, rights and interests of the RSi Parties which at any time relate to, arise out of or in connection with the foregoing or which shall come into the possession or custody or under the control of the Secured Party or any of its agents, representatives, associates or correspondents, in connection with the foregoing; any and all additions and accessions, replacements, substitutions, and improvements, of or to all of the foregoing and all products, rents, profits, offspring, and proceeds thereof. For purposes of the foregoing sentence, any term not otherwise defined herein shall have the meaning ascribed to such term under the Uniform Commercial Code (or any comparable law in effect in any relevant jurisdiction) the laws of which govern the attachment or perfection of security interests hereunder. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Liquidated Damage Obligations, the Liquidated Damages, and the Accelerated Amount that would be owed by the RSi Parties to ALC, but for the fact they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the RSi Parties.

All rights of ALC and security interests hereunder, shall be absolute and unconditional irrespective of: (a) any change in the time, manner, amount or place of payment of, or any other term of, all or any of the Liquidated Damage Obligations, the Liquidated Damages or the Accelerated Amount, or any other amendment or waiver of or any consent to any departure from this Agreement; (b) any exchange, release or non-perfection of all or any part of the Collateral or any other collateral, or any release from, amendment to, waiver of, or consent to departure from any or all of the Liquidated Damage Obligations, the Liquidated Damages or the Accelerated Amount, or (c) to the fullest extent permitted by law, any other circumstances which might otherwise constitute a defense available to, or a discharge of the RSi Parties.

At the request of ALC, the RSi Parties shall execute all Financing Statements and other documents and shall deliver items (including but not limited to stock certificates) to ALC required to perfect ALC's security interests granted pursuant to this Section VIII.

This Agreement has been executed and delivered as of the date first above written.

AMRESCO Leasing Corporation

By:  /s/
     ------------------------------
Name:    Donnelly L. Prehn
Title:   Vice President


ROOMSYSTEMS, INC.

By:  /s/
     ------------------------------
Name:    Steven L. Sunyich
Title:   CEO and Chairman of the Board


ROOMSYSTEMS CORPORATION

By:  /s/
     ------------------------------
Name:    Steven L. Sunyich
Title:   CEO, Chairman of the Board
                 and President

/s/
------------------------------------------
Steven L. Sunyich, individually only as to
Paragraph III.G.